MDU Resources Group, Inc. Executive Officers
with Change of Control Employment Agreements Chart

(as of December 31, 2010)

Name	Title	Date of Agreement	Expiration Date of Coverage Period

William E. Schneider	President and Chief Executive Officer, Knife River Corporation	June 5, 2008	June 5, 2013
John G. Harp	President and Chief Executive Officer, MDU Construction Services Group, Inc.	June 5, 2008	June 5, 2013
Steven L. Bietz	President and Chief Executive Officer, WBI Holdings, Inc.	June 5, 2008	June 5, 2013
David L. Goodin	President and Chief Executive Officer, Montana-Dakota Utilities Co., Great Plains Natural Gas Co., Cascade Natural Gas Corporation and Intermountain Gas Company	June 5, 2008	June 5, 2013
William R. Connors	Vice President – Renewable Resources, MDU Resources Group, Inc.	November 12, 2008	November 12, 2012
Mark A. Del Vecchio	Vice President – Human Resources, MDU Resources Group, Inc.	June 5, 2008	June 5, 2013
Nicole A. Kivisto	Vice President, Controller and Chief Accounting Officer, MDU Resources Group, Inc.	June 5, 2008	June 5, 2013
Cynthia J. Norland	Vice President – Administration, MDU Resources Group, Inc.	June 5, 2008	June 5, 2013
Paul K. Sandness	General Counsel and Secretary, MDU Resources Group, Inc.	June 5, 2008	June 5, 2013
Doran N. Schwartz	Vice President and Chief Financial Officer, MDU Resources Group, Inc.	June 5, 2008	June 5, 2013
John P. Stumpf	Vice President – Strategic Planning, MDU Resources Group, Inc.	June 5, 2008	June 5, 2013